EXHIBIT 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-161199 and 333-153223) of Samson Oil & Gas Limited of our report dated December 17, 2009, with respect to the consolidated income statement, cash flow statement and statement of changes in equity of Samson Oil & Gas Limited for the year ended June 30, 2007, included in this Annual Report on Form 20-F for the year ended June 30, 2009.

/s/ Ernst & Young
Perth
December 17, 2009